                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions 'Experts', 'Summary Consolidated Financial Information' and 'Selected Consolidated Financial Information' and the use of our report dated March 10, 1998, except for the Long-Term Debt note, as which the date is April 22, 1998, in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of Phillips-Van Heusen Corporation for the registration of $150,000,000 of its 9 1/2% Senior Subordinated Notes due 2008.

We also consent to the incorporation by reference therein of our report dated April 14, 1998 with respect to the financial statement schedule of Phillips-Van Heusen Corporation for the years ended February 1, 1998, February 2, 1997 and January 28, 1996 included in the Annual Report (Form 10-K) for 1998 filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

New York, New York
August 3, 1998

August 3, 1998

To the Stockholders and the Board of Directors
Phillips-Van Heusen Corporation

We are aware of the use of our report dated May 20, 1998 relating to the unaudited condensed consolidated interim financial statements of Phillips-Van Heusen Corporation which are included in its Form 10-Q for the 13 weeks ended May 3, 1998 and in Amendment No. 1 to the Registration Statement on Form S-4 and the related Prospectus of Phillips-Van Heusen Corporation for the registration of $150,000,000 of its 9 1/2% Senior Subordinated Notes due 2008.



                                            /s/ Ernst & Young LLP

New York, New York